UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2014

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11486	52-1273725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Morris Avenue, Union, New Jersey                             07083

(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e) As reported in the Registrant’s Current Report on Form 8-K filed with the SEC on April 15, 2013 (the “Prior 8-K”), James W. Sorge (the “Executive”) entered into an Employment Agreement with Union Center National Bank (the “Bank”), dated as of April 12, 2013 (the “Employment Agreement”). The Employment Agreement was filed as an exhibit to the Prior 8-K.

On May 20, 2014, the Executive entered into an Amendment to his Employment Agreement (the “Amendment”). The Amendment provides that notwithstanding anything in paragraphs 8 or 9 of the Employment Agreement to the contrary, with respect to any payments due to the Executive under those paragraphs which relate to “two (2) times the annual salary” paid to the Executive, such payment shall be calculated on the annual base salary in effect on December 31, 2013. The Amendment also provides that for purposes of clarification, the Executive may receive a salary increase effective in calendar year 2014, but such increase will not be included for purposes of calculating payments due the Executive under the Employment Agreement. The Amendment also confirms that in all other respects, the Employment Agreement is ratified and affirmed.

A copy of the Amendment described above is filed as an Exhibit to this 8-K and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

The following Exhibit is filed with this Current Report on Form 8-K:

Exhibit 10.1	Amendment to Employment Agreement, dated May 20, 2014, between Union Center National Bank and James W. Sorge.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	By: /s/ Anthony C. Weagley
Name:	Anthony C. Weagley
Title:	President and Chief Executive Officer

Dated: May 27, 2014

EXHIBIT INDEX

Exhibit 10.1	Amendment to Employment Agreement, dated May 20, 2014, between Union Center National Bank and James W. Sorge.